UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

Goldman Sachs Private Middle Market Credit LLC

(Exact name of registrant as specified in charter)

Delaware	000-55660	81-3233378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 17, 2023, Gabriella N. Skirnick notified Goldman Sachs Private Middle Market Credit LLC (the “Company”) of her intention to resign as Chief Operating Officer of the Company to pursue a new professional opportunity. Effective June 1, 2023, Ms. Skirnick will cease serving as the Company’s Chief Operating Officer. In addition, on May 17, 2023, Ms. Skirnick notified each of Goldman Sachs BDC, Inc. (“GS BDC”), Goldman Sachs Private Middle Market Credit II LLC (“GS PMMC II”), Goldman Sachs Middle Market Lending Corp. II (“GS MMLC II”), Phillip Street Middle Market Lending Fund LLC (“PSLF”) and Goldman Sachs Private Credit Corp. (“GS Credit”) of her intention to resign as the Chief Operating Officer of GS BDC, GS PMMC II, GS MMLC II, PSLF and GS Credit, respectively, in each case effective on June 1, 2023. Ms. Skirnick’s resignation is not the result of any disagreement with the Company. To assist in an orderly transition, Ms. Skirnick will continue to serve in her current role during the transition period.

On May 23, 2023, the board of directors of the Company appointed Tucker Greene, age 48, as the Chief Operating Officer, effective June 1, 2023. Mr. Greene was also appointed as Chief Operating Officer of GS BDC, GS PMMC II, GS MMLC II, PSLF and GS Credit, effective June 1, 2023. Mr. Greene is currently a vice president of the Company and has served in that capacity since August 3, 2022. Mr. Greene is also a vice president of GS BDC, GS PMMC II, GS MMLC II, PSLF and GS Credit. On the effective date of his appointment as Chief Operating Officer of the Company, GS BDC, GS PMMC II, GS MMLC II, PSLF and GS Credit, he will no longer serve as a vice president of such companies.

Mr. Greene is a managing director in Private Credit within Goldman Sachs Asset Management. He is a senior portfolio manager focused on fund management. Prior to his current role, Mr. Greene was a senior originator and underwriter in Private Credit. Mr. Greene joined Goldman Sachs Asset Management in 2004 in the Specialty Lending Group and was named managing director in 2021. Prior to joining Goldman Sachs Asset Management, Mr. Greene worked at GE Capital where he was an associate in underwriting and portfolio management for two years within GE Capital’s Media and Communications Group.

Mr. Greene has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Greene has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC (Registrant)

Date: May 23, 2023	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President